SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

TRUE DRINKS HOLDINGS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-32420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18552 MacArthur Blvd., Suite 325, Irvine, California 92612
(Address of principal executive offices)

(949) 203-3500
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

    See Item 3.02.

Item 3.02	Unregistered Sales of Equity Securities.

Amendment to Series C Preferred Certificate of Designation

    On November 24, 2015, True Drinks Holdings, Inc. (the “Company”) filed an amendment to the Second Amended and Restated Certificate of Designation, Preferences, Rights and Limitations of the Series C Convertible Preferred Stock (the “Series C Amendment”) with the Nevada Secretary of State in order to increase the number of shares of the Company’s preferred stock designated as Series C Convertible Preferred Stock (“Series C Preferred”) from 115,000 to 150,000, and to permit the issuance of shares of Series C Preferred and certain warrants to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), in connection with the Series C Offering, as described below.

Series C Offering

    On November 25, 2015 (the “Initial Investment Date”), the Company and one of the Company’s current shareholders, Red Beard Holdings, LLC (the “Red Beard”), entered into a Securities Purchase Agreement, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 (the “Purchase Agreement”), wherein Red Beard, together with any other signatories to the Purchase Agreement, agreed to purchase up to 30,000 shares of Series C Preferred for $100 per share (the “Preferred Stock”) over the course of three separate closings (the “Series C Offering”). The Company issued an aggregate total of 10,000 shares of Preferred Stock on the Initial Investment Date, and anticipates issuing 10,000 shares on or before December 18, 2015 and the remaining 10,000 shares of Preferred Stock on or before January 18, 2016.

           As additional consideration for the purchase of the Preferred Stock in the Series C Offering, investors will receive five-year warrants, in the form attached to this Current Report on Form 8-K as Exhibit 10.2 (the “Warrants”), exercisable for $0.15 per share, to purchase that number of shares of the Company's Common Stock equal to 35% of the Conversion Shares issuable upon conversion of the Preferred Stock purchased  (the “Warrant Shares”). Accordingly, on the Initial Investment Date, the Company issued to Red Beard a Warrant to purchase approximately 2.3 million shares of Common Stock.

           In addition to the Purchase Agreement, the Company and Red Beard entered into a Registration Rights Agreement, in the form attached to this Current Report on Form 8-K as Exhibit 10.3 (the “Registration Rights Agreement”), pursuant to which the Company granted to Red Beard certain demand registration rights such that Red Beard may, at any time after May 25, 2016, request that the Company file a registration statement to register any outstanding Conversion Shares and Warrant Shares under the Securities Act of 1933, as amended.

           The issuance of the Preferred Stock on the Initial Investment Date resulted in gross proceeds to the Company of approximately $1.0 million, and the Company expects to receive an aggregate total of $3.0 million in gross proceeds upon completion of the Series C Offering. The Company expects to use these proceeds for general working capital purposes.

    The Preferred Stock and Warrants issued in connection with the Series C Offering were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Red Beard represented that it was an “accredited investor” as defined in Regulation D, and was not subject to the “Bad Actor” disqualifications described in Rule 506(d).

Item 3.03	Material Modifications to Rights of Security Holders.

    See Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On November 25, 2015, the Company entered into a two-year employment agreement (the “Employment Agreement”) with Kevin Sherman, pursuant to which Mr. Sherman will continue to serve as the Company’s Chief Marketing Officer, a position he has held since October 2012.  Mr. Sherman previously provided his resignation as the Company’s Chief Marketing Officer; however, Mr. Sherman has withdrawn his resignation with the execution of the Employment Agreement.  In addition to serving as the Company’s Chief Marketing Officer, Mr. Sherman serves as a member of the Company’s Board of Directors

    Under the terms and conditions of the Employment Agreement, Mr. Sherman will receive: (i) a base salary of $22,916.67 per month, subject to certain adjustments in the event the Company achieves certain monthly sales objectives (“Target Objectives”); (ii) a $3,000 per month housing allowance, subject to termination in the event the Company achieves any of the Target Objectives; (iii) a ‘retention bonus’ of $100,000, of which $50,000 was paid to Mr. Sherman upon execution of the Employment Agreement and the remaining $50,000 will be payable on the one-year anniversary of the Employment Agreement; and (iv) an aggregate total of approximately 2.3 million shares of restricted stock, subject to certain vesting conditions (“Restricted Shares”), which Restricted Shares represent approximately 3.25% of the issued and outstanding shares of the Company’s Common Stock, including shares of Common Stock issuable upon conversion of the Company’s Series B Convertible Preferred Stock (“Protected Interest”).  In the event the Company issues additional shares of Common Stock, Preferred Stock or other securities convertible or exercisable for Common Stock, the Employment Agreement provides that Mr. Sherman will be issued that number of additional Restricted Shares so that the total number of Restricted Shares beneficially owned by Mr. Sherman equals the Protected Interest.

    Mr. Sherman will also be eligible for an annual bonus equal to 30% of his base salary, currently payable in restricted shares of the Company’s Common Stock, which bonus will be awarded at the sole discretion of the Company’s Compensation Committee. In addition to the annual bonus, in the event of a change in control transaction, as defined in the Employment Agreement, Mr. Sherman will be entitled to a bonus equal to 3.25% of the value of the transaction resulting in a change in control, minus the fair market value of all Restricted Shares issued to Mr. Sherman prior to the date of the change in control transaction.

    Except as otherwise disclosed herein, there are no related party transactions between the Company and Mr. Sherman that would require disclosure under Item 404(a) of Regulation S-K, or arrangements or understandings in connection with Mr. Sherman’s service as the Company’s Chief Marketing Officer.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

           The foregoing descriptions of the Series C Amendment, Purchase Agreement, Warrant, Registration Rights Agreement and Employment Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Series C Amendment, form of Purchase Agreement, form of Warrant, form of Registration Rights Agreement, and the Employment Agreement attached hereto as Exhibits 4.1, 10.1, 10.2, 10.3, and 10.4 respectively, each of which are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE DRINKS HOLDINGS, INC.

Date: December 1, 2015	By:	/s/ Daniel Kerker
Daniel Kerker
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amendment No. 1 to the Second Amended and Restated Certificate of Designation, Preferences, Rights and Limitations of the Series C Convertible Preferred Stock of True Drinks Holdings, Inc., dated November 24, 2015.

10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
10.4	Employment Agreement, by and between True Drinks Holdings, Inc. and Kevin Sherman, dated November 25, 2015.